Exhibit 10.26

THIRD AMENDMENT

TO PIPELINES AND TERMINALS AGREEMENT

This Third Amendment (the “Third Amendment”) to the Pipelines and Terminals Agreement dated February 28, 2005 (the “Original Agreement”), by and between Holly Energy Partners, L.P. (“EP”) and Alon USA, LP. (“ALON”) (collectively, the “Parties”), is entered into as of the 6th day of June, 2011.

WHEREAS, the Original Agreement has been previously amended by (i) a Letter Agreement dated January 25, 2005, (ii) a Second Letter Agreement dated June 29, 2007, (iii) a Third Letter Agreement dated April 1, 2011, (iv) a First Amendment of Pipelines and Terminals Agreement dated effective September 1, 2008, and (v) a Second Amendment to Pipelines and Terminals Agreement dated March 1, 2011 (the Original Agreement, as amended to the date hereof, being referred to herein as the “Agreement”); and

NOW, THEREFORE, the Parties agree that the Agreement is hereby amended as follows:

1. Section 15(a)(vi). Section 15(a)(vi) of the Agreement is hereby amended by adding the following language to the end of the first sentence of that Section:

and (C) any offset credited to Alon in accordance with Section 15(d) below as a result of prior Net Excess Revenues.

2. Section 15(d). Section 15(d) of the Agreement is hereby amended and restated so that it shall read in its entirety as follows:

(d) Commencing January 1, 2011 no Deficiency Payments made in any prior calendar year can be used by Alon to offset pipeline tariff and terminal fee payment obligations for volumes shipped or terminalled in excess of its Minimum Volume. Commitment with respect to a Contract Quarter occurring in any subsequent calendar year. Deficiency Payments made with respect to all periods after January 1, 2011 may be used by Akin to offset Alan’s pipeline tariff and terminal fee payment obligations for volumes shipped or terminalled in excess of its Minimum Volume Commitment for any subsequent Contract Quarter during only that same calendar year. Commencing with the first Contract Quarter of 2011 and for all Contract Quarters thereafter, in the event Alon has paid pipeline wilts or terminal fees with respect to volumes shipped during a Contract Quarter in excess of its Minimum Volume Commitment with respect to such Contract Quarter (“Net Excess Revenues”), Alon may use such Net Excess Revenues to offset Atoll’s pipeline tariff and terminal fee payment obligations with respect to subsequent Contract Quarters in that same calendar year and Contract Quarters ending in the next succeeding calendar year.

(a) All Provisions in Effect. Except as amended hereby, all of the terms and conditions of the Agreement shall remain in full force and effect as provided therein.

[Signatures appear on the following page.]

This Third Amendment has been executed as of the date first above written.

HEP:

HOLLY ENERGY PARTNERS, L.P.

By:	Holly Logistics Holdings, L.P. General Partner

	By:	Holly Logistics Services, L.L.C., General Partner

	By:	/s/ David G. Blair
	Name:	David G. Blair
	Title:	President
	Date:	June 6, 2011

ALON:

ALON USA, L.P.

By:	ALON USA GP, LLC, General Partner

	By:	/s/ Michael Oster
	Name:	Michael Oster
	Title:	Vice President
	Date:	June 6, 2011

[SIGNATURE PAGE TO THIRD AMENDMENT TO PIPELINES AND TERMINALS AGREEMENT]